EXHIBIT 99.1

CONTACT: GARRY O. RIDGE
PHONE: 619-275-9324

WD-40 COMPANY REPORTS FIRST QUARTER SALES UP 10.8%, NET INCOME UP 33.3%

SAN DIEGO, Jan. 9 /PRNewswire-FirstCall/ – WD-40 Company (Nasdaq: WDFC) today reported net sales for the first quarter ended November 30, 2005 of $67.2 million, an increase of 10.8% over the first quarter last fiscal year.

Net income for the quarter was $7.5 million, up 33.3% compared to the prior year’s quarter. Earnings per share were $0.45 in the first quarter, compared to $0.34 per share in the same quarter last year, an increase of 32.9%.

“We had sales growth in lubricants, household products, and hand cleaners during the quarter which contributed to a good start to the year,” said Garry O. Ridge, WD-40 Company president and chief executive officer. “We are continuing to make progress in our product innovation program and in growing our fortress of brands.”

Cost of goods during the first quarter was 51.9% of sales compared to 49.6% in the first quarter last year.

“We remain concerned about rising costs,” Ridge said, “while we look for ways to improve our gross margin.”

Fiscal Year Guidance

In fiscal year 2006, WD-40 Company expects net sales to grow 9%-14% to $288-$299 million. WD-40 Company expects net income to be between $24.7 million and $28.0 million, achieving earnings per share of $1.45 to $1.65 based on an estimated 17 million shares outstanding. Fiscal year 2006 results include the expensing of stock options.

As previously announced on December 13, 2005, the board of directors declared a regular quarterly dividend on December 13, 2005 of $0.22 per share, payable January 31, 2006 to stockholders of record on January 6, 2006.

Total sales for the quarter were 69% from the Americas, 25% from Europe and 6% from Asia/Pacific. In the Americas, sales for the first quarter were up 8.0% from a year ago.

“We had growth in all our brands in the Americas during the quarter and are starting to see positive results from our innovation strategies,” Ridge said.

In Europe, sales were up 15.4% for the first quarter.

“We had growing sales in Eastern Europe, the Middle East, Germany, Italy, and the UK during the quarter,” Ridge said. “Our European business continues to be a significant and growing area of emphasis.”

In the Asia/Pacific region, sales for the quarter were up 26.8% from last year.

“We have made a positive turn in Asia and this region continues to represent important long-term growth opportunities for us,” Ridge said.

Global sales of the lubricants WD-40(R) and 3-IN-ONE Oil(R) were up 14.4% for the quarter.

“During the quarter we had a positive impact from the new WD-40 delivery systems across the globe,” Ridge said. “We are on target with the roll out of these products.”

Sales of heavy-duty hand cleaners Lava(R) and Solvol(R) were up 1.1% for the quarter.

Sales of household products X-14(R), Carpet Fresh(R), 2000 Flushes(R), Spot Shot(R) and 1001 (R) were up 5.3% compared to the previous year’s quarter.

WD-40 Company’s 10-Q will be filed on January 9, 2006.

WD-40 Company, with headquarters in San Diego, is a global consumer products company dedicated to building brand equities that are first or second choice in their respective categories. The company will leverage and build the brand fortress of WD-40 Company by developing and acquiring brands that deliver a unique high value to end users and that can be distributed across multiple trade channels in one or more areas of the world. WD-40 Company produces multi-purpose lubricants, WD-40(R), and 3-IN-ONE(R), the Lava(R) and Solvol(R) brands of heavy- duty hand cleaners, and household products 2000 Flushes(R), X-14(R), Carpet Fresh(R), Spot Shot(R) and 1001(R). WD-40 Company markets its products in more than 160 countries worldwide and recorded sales of $263.2 million in fiscal 2005.

Except for the historical information contained herein, this news release contains forward-looking statements concerning WD-40 Company’s outlook for sales, earnings, dividends and other financial results. These statements are based on an assessment of a variety of factors, contingencies and uncertainties considered relevant by WD-40 Company. Forward-looking statements involve risks and uncertainties, which cause actual results to differ materially from the forward-looking statements, including impact of cost of goods, the impact of new product introductions, the uncertainty of market conditions, both in the United States and internationally, the impact of foreign currency exchange rates and the timing of advertising and sales promotion activities. The company’s expectations, beliefs and projections are expressed in good faith and are believed by the company to have a reasonable basis, but there can be no assurance that the company’s expectations, beliefs or projections will be achieved or accomplished.

The risks and uncertainties are detailed from time to time in reports filed by WD-40 Company with the SEC, including Forms 8-K, 10-Q, and 10-K, and readers are urged to carefully review these and other documents.

WD-40 Company

Consolidated Condensed Statements of Income

(unaudited)

	Three Months Ended November 30,
	2005	2004
Net sales	$67,215,000	$60,688,000
Cost of products sold(1)	34,901,000	30,119,000

Gross profit	32,314,000	30,569,000
Operating expenses:
Selling, general and administrative	16,357,000	15,371,000
Advertising and sales promotion	3,345,000	5,261,000
Amortization of intangible assets	132,000	135,000

Income from operations	12,480,000	9,802,000
Other income (expense):
Interest expense, net	(1,005,000)	(1,456,000)
Other income, net	141,000	324,000

Income before income taxes	11,616,000	8,670,000
Provision for income taxes	4,103,000	3,035,000

Net income	$7,513,000	$5,635,000

Earnings per common share:
Basic	$0.45	$0.34

Diluted	$0.45	$0.34

Weighted-average common shares outstanding, basic	16,688,982	16,571,691

Weighted-average common shares outstanding, diluted	16,776,627	16,725,632

Dividends declared per share	$0.22	$0.20

(1)	Includes cost of products acquired from related party of $10,750,000 and $9,572,000 for the three months ended November 30, 2005 and 2004, respectively.

WD-40 Company

Consolidated Condensed Balance Sheets

(unaudited)

	November 30, 2005	August 31, 2005
Assets
Current assets:
Cash and cash equivalents	$34,264,000	$37,120,000
Trade accounts receivable, less allowance for cash discounts, returns and doubtful accounts of $1,572,000 and $1,506,000	37,349,000	44,487,000
Product held at contract packagers	1,642,000	1,814,000
Inventories	10,211,000	8,041,000
Current deferred tax assets, net	2,944,000	2,946,000
Other current assets	6,071,000	6,784,000

Total current assets	92,481,000	101,192,000
Property, plant and equipment, net	8,693,000	8,355,000
Goodwill	95,684,000	95,858,000
Other intangibles, net	42,480,000	42,884,000
Investment in related party	1,093,000	1,112,000
Other assets	4,668,000	4,852,000

	$245,099,000	$254,253,000

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$10,714,000	$10,714,000
Accounts payable	11,548,000	13,671,000
Accounts payable to related party	2,501,000	1,945,000
Accrued liabilities	13,363,000	14,058,000
Accrued payroll and related expenses	4,002,000	3,828,000
Income taxes payable	2,345,000	2,484,000

Total current liabilities	44,473,000	46,700,000
Long-term debt	53,571,000	64,286,000
Deferred employee benefits and other long-term liabilities	1,862,000	1,838,000
Long-term deferred tax liabilities, net	11,643,000	11,363,000

Total liabilities	111,549,000	124,187,000

Shareholders’ equity:
Common stock, $.001 par value, 36,000,000 shares authorized — 17,226,410 and 17,222,410 shares issued	17,000	17,000
Paid-in capital	53,373,000	52,990,000
Unearned stock-based compensation	—	(136,000)
Retained earnings	93,825,000	89,983,000
Accumulated other comprehensive income	1,361,000	2,238,000
Common stock held in treasury, at cost (534,698 shares)	(15,026,000)	(15,026,000)

Total shareholders’ equity	133,550,000	130,066,000

	$245,099,000	$254,253,000

WD-40 Company

Consolidated Condensed Statements of Cash Flows

(unaudited)

	Three Months Ended November 30,
	2005	2004
Cash flows from operating activities:
Net income	$7,513,000	$5,635,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	848,000	708,000
Gains on sales and disposals of property and equipment	(9,000)	(15,000)
Deferred income tax expense	556,000	886,000
Tax benefit from exercise of stock options	—	61,000
Excess tax benefits from exercise of stock options	(1,000)	—
Distributions received (equity earnings) from related party, net	19,000	(46,000)
Stock-based compensation	412,000	—
Changes in assets and liabilities:
Trade accounts receivable	6,512,000	8,085,000
Product held at contract packagers	171,000	777,000
Inventories	(2,303,000)	381,000
Other assets	595,000	441,000
Accounts payable and accrued expenses	(2,395,000)	(2,612,000)
Accounts payable to related party	557,000	(573,000)
Income taxes payable	(116,000)	(1,033,000)
Deferred employee benefits and other long-term liabilities	26,000	(42,000)

Net cash provided by operating activities	12,385,000	12,653,000

Cash flows from investing activities:
Capital expenditures	(989,000)	(727,000)
Proceeds from sales of property and equipment	19,000	58,000
Proceeds from collections on notes receivable	30,000	—

Net cash used in investing activities	(940,000)	(669,000)

Cash flows from financing activities:
Repayments of long-term debt	(10,714,000)	—
Proceeds from issuance of common stock	106,000	411,000
Excess tax benefits from exercise of stock options	1,000	—
Dividends paid	(3,671,000)	(3,315,000)

Net cash used in financing activities	(14,278,000)	(2,904,000)

Effect of exchange rate changes on cash and cash equivalents	(23,000)	203,000

(Decrease) increase in cash and cash equivalents	(2,856,000)	9,283,000
Cash and cash equivalents at beginning of period	37,120,000	29,433,000

Cash and cash equivalents at end of period	$34,264,000	$38,716,000

WD-40 Company

Consolidated Condensed Statements of Comprehensive Income

(unaudited)

	Three Months Ended November 30,
	2005	2004
Net income	$7,513,000	$5,635,000
Other comprehensive income:
Equity adjustment from foreign currency translation, net of tax (benefit)/provision of ($260,000) and $854,000, respectively	(877,000)	1,089,000

Total comprehensive income	$6,636,000	$6,724,000